Exhibit 16

July 6, 2012

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:

Eurasia Design, Inc.

Commission file no:  000-54499

We have read Item 4.01 of Eurasia Design, Inc.’s Form 8-K to be filed with the Commission on or about July 6, 2012, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas